EXHIBIT 10.3

SUTRO BIOPHARMA, INC.

2017 CALL OPTION PLAN

SUTRO BIOPHARMA, INC.

2017 CALL OPTION PLAN

1. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or his, her or its successor, as appointed by the Board.

(b) “Board” means the Board of Directors of Sutro Biopharma.

(c) “Call Option” means a right to Subject Shares, subject to vesting and granted pursuant to the Plan as described in Section 5 hereof.

(d) “Cause” means Termination because of (a) Participant’s unauthorized misuse of Sutro Biopharma’s trade secrets or proprietary information, (b) Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (c) Participant’s committing an act of fraud against Sutro Biopharma or (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Sutro Biopharma’s reputation or business.

(e) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto, including any regulations and other guidance promulgated under any such statute.

(f) “Consultant” means a member of the Board or any consultant or advisor if the consultant or adviser renders bona fide services to Sutro Biopharma.

(g) “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(h) “Employee” means any person who is an employee (as defined under applicable law) of Sutro Biopharma.

(i) “Exercise Price” means the exercise price per share of a Call Option as determined by the Administrator, which in no case shall be less than 50% of the Fair Market Value of the SV Stock as determined by the Administrator, and documented in the corresponding Notice.

(j) “Fair Market Value” means the fair market value per share of SV Stock, as determined by the Administrator.

(k) “Notice” means the Notice of Call Option Grant which, together with this Plan, shall constitute a written agreement among Participant and Sutro Biopharma, evidencing the terms and conditions of the grant of a Call Option.

(l) “Participant” means an Employee or Consultant of Sutro Biopharma who is granted and continues to hold a Call Option.

(m) “Plan” means this Sutro Biopharma 2017 Call Option Plan.

(n) “SB Change in Control” means a change in ownership, change in effective control, or a change in the ownership of a substantial portion of the assets of Sutro Biopharma as described in Treasury Regulation Section 1.409A-3(i)(5)(v), 1.409A-3(i)(5)(vi) and 1.409A-3(i)(5)(vii).

(o) “Subject Shares” means the shares of SV Stock issuable under this Plan or otherwise underlying Call Options.

(p) “Sutro Biopharma” means Sutro Biopharma, Inc., a Delaware Corporation and minority owner of SutroVax.

(q) “SutroVax” means SutroVax, Inc., a Delaware corporation partly-owned by Sutro Biopharma.

(r) “SV Change in Control” means a change in ownership, change in effective control, or a change in the ownership of a substantial portion of the assets of SutroVax as described in Treasury Regulation Section 1.409A-3(i)(5)(v), 1.409A-3(i)(5)(vi) and 1.409A-3(i)(5)(vii), but in all cases without regard as to whether SutroVax is a “relevant corporation” under 1.409A-3(i)(5)(ii).

(s) “SV Stock” means the common stock of SutroVax, $0.001 par value per share.

(t) “Termination” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee or Consultant to Sutro Biopharma (ceased “Continuous Service Status”). A Participant will not be deemed to have ceased Continuous Service Status while the Participant is on a bona fide leave of absence, if such leave was approved by the Sutro Biopharma in writing. In the case of an approved leave of absence, the Administrator may make such provisions respecting crediting of service, including suspension of vesting of the Call Option (including pursuant to a formal policy adopted from time to time by Sutro Biopharma) it may deem appropriate, except (i) as required by applicable law and (ii) in no event may a Call Option be exercised after the expiration of the term set forth in Section 5(c)(i) hereof. The Administrator will have sole discretion to determine whether a Participant has ceased Continuous Service Status and the effective date on which the Participant ceased Continuous Service Status (the “Termination Date”).

2. Stock Subject to the Plan. Sutro Biopharma has reserved 450,000 Subject Shares, subject to the terms and conditions of this Plan and the prior consent of the Board. The Subject Shares shall underlie the Call Options awarded to Participants pursuant to the Plan and shall be held for distribution to Participants pursuant to the exercise of the Call Options in accordance with the terms of this Plan. Any unissued Subject Shares shall be retained by Sutro Biopharma. Subject to Section 6 hereof, Subject Shares that are cancelled, forfeited, settled in cash, used to pay withholding obligations or pay the exercise price of a Call Option or that expire by their terms at any time will again be available for grant and issuance in connection with other Call Options. In the event that Subject Shares previously issued under the Plan are reacquired by Sutro Biopharma pursuant to a forfeiture provision, right of first refusal, or repurchase by Sutro Biopharma, such Subject Shares shall be added to the number of Subject Shares then available for issuance under the Plan.

3. Administration of the Plan.

(a) Administrator. The Board shall have the right to appoint or replace the Administrator of the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the broadest authority permitted under applicable laws in his, her or its sole discretion, to administer the Plan including but not limited to the following:

(i) to determine the Fair Market Value for purposes of determining the applicable amount of tax on the Call Options (if any) or Subject Shares distributed pursuant to the exercise of the Call Options;

(ii) to select the Employees and/or Consultants to whom Call Options may be granted hereunder;

(iii) to determine the number of Subject Shares to be covered by each Call Option granted hereunder and the vesting schedules thereof;

(iv) to approve forms of Notice for use under the Plan;

(v) to determine the terms and conditions of any Call Option granted hereunder, including its Exercise Price;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

(vii) to make arrangements with Participants to satisfy withholding tax obligations under such conditions as the Administrator may deem necessary or advisable;

(viii) to amend the Plan or Call Options granted under the Plan as provided in part by Section 7 hereof;

(ix) to provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom including approving supplements or amendments to the Plan; and

(x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable.

4. Limitations. Call Options shall not confer upon a Participant any right with respect to continuing the Participant’s employment, directorship or consulting relationship with Sutro Biopharma, nor shall they interfere in any way with the Participant’s right or the right of Sutro Biopharma to terminate such employment, directorship or consulting relationship at any time, with or without cause.

5. Call Options.

(a) Grant of Call Options.

(i) Call Options may be granted to Employees and/or Consultants.

(ii) The Administrator may select in his, her or its discretion, the Employees and/or Consultants to whom Call Options may be granted hereunder. Employees and/or Consultants receiving grants of Call Options shall be provided a Notice evidencing his or her Call Option.

(iii) A Participant receiving a Call Option under a Notice shall be entitled to receive the number of Subject Shares underlying the Call Option set forth in the Notice, subject to the terms and conditions of the Notice and the Plan.

(b) Vesting of Call Options. The Administrator shall determine the vesting schedule of each Call Option, which shall be specified in the corresponding Notice.

(c) Exercise and Distribution of Call Options.

(i) Exercise of Call Options. Notwithstanding anything to the contrary in this Plan, each Call Option shall be exercisable as to its then-vested portion until the earliest of (a) the end of the calendar year in which such vested portion vests, (b) such earlier time as required by Section 5(c)(iii) hereof or (c) the end of a period of such calendar year designated for exercise of Call Options as determined by the Administrator and specified in the Notice (the “Exercise Window”). In all cases, the vested portion of a Call Option shall cease to be exercisable at 5:00 pm (Pacific Standard Time) on December 31 of the calendar year in which such portion vests, or if December 31 is not a business day, on the last business day immediately prior to December 31. If any vested portion of a Call Option is not timely exercised by the Participant, that unexercised portion of the Call Option shall expire and be forfeited without consideration. A Participant exercising a Call Option shall do so pursuant to the form of Call Option Exercise Notice and Agreement attached hereto as Exhibit A.

(1) In the case of expiration and forfeiture of a portion of a Call Option, subsequent vesting and exercisability of the remaining portions of such Call Option shall not be affected, provided that the Participant is in Continuous Service Status on the subsequent vesting dates in accordance the Call Option vesting schedule as specified in the Notice.

(ii) Payment for Exercises. Payment for Subject Shares acquired pursuant to this Plan may be made in cash (by check), wire transfer or where expressly approved for the Participant by the Administrator and where permitted by law:

(1) by cancellation of indebtedness of Sutro Biopharma owed to the Participant;

(2) by tender of a full recourse promissory note having such terms as may be approved by the Administrator and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not Employees or Consultants will not be entitled to purchase Subject Shares with a promissory note unless the note is adequately secured by collateral other than the Subject Shares;

(3) by waiver of compensation due or accrued to the Participant from Sutro Biopharma for services rendered;

(4) by participating in a net exercise program implemented by the Administrator in connection with the Plan;

(5) by any combination of the foregoing or any other method of payment approved by the Administrator.

(iii) Termination. Subject to earlier termination pursuant to Sections 5(c)(i) and 7 hereof, exercise of a Call Option will always be subject to the following terms and conditions.

(1) Other than Death or Disability or for Cause. If the Participant ceases Continuous Service Status for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Call Options only to the extent that such Call Options have vested upon the Termination Date or as otherwise determined by the Administrator. Such Call Options must be exercised by the Participant, if at all, as to all or some of the their vested portions calculated as of the Termination Date or such other date determined by the Administrator, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period after the Termination Date as may be determined by the Administrator), but in any event no later than the expiration date of the Call Options as per Sections 5(c)(i)(a) and 5(c)(i)(c) hereof.

(2) Death or Disability. If the Participant ceases Continuous Service Status because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Call Options may be exercised only to the extent that such Call Options have vested by Participant on the Termination Date or as otherwise determined by the Administrator. Such Call Options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of their vested portions calculated as of the Termination Date or such other date determined by the Administrator, within six (6) months after the Termination Date, but in any event no later than the expiration date of the Call Options as per Sections 5(c)(i)(a) and 5(c)(i)(c) hereof.

(3) For Cause. If the Participant ceases Continuous Service Status due to termination for Cause, the Participant may exercise such Participant’s Call Options, but not to an extent greater than such Call Options have vested upon the Termination Date and Participant’s Call Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Administrator, but in any event no later than the expiration date of the Call Options as per Sections 5(c)(i)(a) and 5(c)(i)(c) hereof.

(iv) No Fractional Rights. No fractional Subject Shares or rights for fractional shares shall be issued under the Plan.

(d) Acceleration of vesting of Call Options. Notwithstanding Section 5(b) above, upon either a SB Change in Control or an SV Change in Control, 100% of each Call Option shall accelerate, and shall become exercisable as to the entirety of the Call Option, only on such terms and conditions as the Administrator and Sutro Biopharma may require each in its sole discretion. The exercisability of Call Options accelerated pursuant to this Section shall expire upon the closing of the SB Change in Control or SV Change in Control, as applicable, or such earlier time as may be determined by the Administrator upon written notice to the Participant.

6. Adjustments upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, SV Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of SutroVax, or exchange or other disposition of SV Stock or other securities of SutroVax, issuance of warrants or other rights to purchase SV Stock or other securities of SutroVax, or other similar corporate transaction without consideration, the Administrator shall make adjustments to any Call Option to the extent required by applicable law or may make adjustments as the Administrator otherwise determines, including without limitation, adjustment to any or all of (i) the number and kind of Subject Shares (or other securities or property) with respect to which Call Options may be granted or awarded and (ii) the number and kind of Subject Shares (or other securities or property) subject to outstanding Call Options.

7. Amendment and Termination of the Plan. The Administrator may at any time wholly or partially amend, alter, suspend or terminate the Plan. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Call Options granted or awarded under the Plan prior to the date of such termination. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the later of (i) the effective date of the Plan.

8. Participant Agreements and Representations.

(a) As a condition to the grant of a Call Option or delivery of Subject Shares pursuant to the exercise of a Call Option, Participant agrees that (i) Participant accepts the grant of the Call Option subject to all of the terms set forth in the Notice and the Plan which will supersede in their entirety all prior undertakings, understandings and agreements of Sutro Biopharma and Participant with respect to the subject matter hereof, (ii) the grant of the Call Option is made in lieu of and replaces in its entirety any promise, whether express or implied, or any agreement by Sutro Biopharma to grant Participant an interest in SutroVax, (iii) that SutroVax is an intended third party beneficiary of Section 11 hereof, (iv) notwithstanding anything to the contrary in this Plan or the Notice, the Administrator and Sutro Biopharma are not required to design, establish or administer the Plan in a manner which will result in a beneficial tax treatment to the Participant, (v) the Administrator and Sutro Biopharma shall not distribute the Subject Shares underlying a Call Option unless and until the Participant makes arrangements acceptable to the Administrator and Sutro Biopharma for the payment of applicable taxes related to the transactions under this Plan, and (vi) Participant has been advised to consult his or her own tax advisor regarding the tax consequences to him or her of the grant of the Call Option and is not relying on any statements or representations made by the Administrator or Sutro Biopharma or its employees or agents regarding the tax consequences to him or her of the grant of the Call Option or distribution of Subject Shares pursuant to the exercise of the Call Option.

(b) The Administrator or Sutro Biopharma may require a Participant, as a condition to the grant of a Call Option or distribution of Subject Shares pursuant to the exercise of a Call Option, to give such written representations as the Administrator or Sutro Biopharma may require.

9. Code Section 409A. The Call Options are intended to be exempt from Section 409A of the Code as short-term deferral payments under U.S. Treasury Regulation Section 1.409A-1(b)(4). To the extent that any provision of this Plan is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. Payments pursuant to this letter agreement (or referenced in this letter agreement) are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A.

10. Tax Withholding and Reporting. By accepting a Call Option, a Participant agrees to the reporting of taxable income as taxable compensation and the withholding of income and employment taxes by Sutro Biopharma, and to make arrangements, as necessary for the payment of such taxes, as required by applicable local, state and federal tax laws, and the foreign tax laws applicable to the Participant.

11. Transfer Restrictions. Except as permitted by the Administrator, Call Options granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution or by instrument to an inter vivos or testamentary trust in which the Call Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to a “family member” as that term is defined in Rule 701 et seq. promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be made subject to execution, attachment or similar process. For the avoidance of doubt, the prohibition against assignment and transfer applies to a Call Option and, prior to exercise, the shares to be issued on exercise of a Call Option, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended). Unless a Call Option is transferred pursuant to the terms of this Section, during the lifetime of the Participant, a Call Option will be exercisable only by the Participant or the Participant’s legal representative, and any elections with respect to a Call Option may be made only by the Participant or the Participant’s legal representative. The terms of a Call Option shall be binding upon the executor, administrator, successors and assigns of the Participant who is a party thereto.

12. Applicable Laws. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law. Reference to any section of a foreign, federal or state regulation, statute or law herein shall include any successor section.

13. Severability. If any provision of this Plan shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Plan and the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated. Such defective provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Plan shall be construed as if not containing the provision held to be invalid.

EXHIBIT A

FORM OF CALL OPTION EXERCISE NOTICE AND AGREEMENT

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CALL OPTION EXERCISE NOTICE AND AGREEMENT

SUTRO BIOPHARMA, INC.

2017 CALL OPTION PLAN

*NOTE: You must sign this Notice on Page 3 before submitting it to Sutro Biopharma, Inc. (the “Company”) AND you must also sign (a) the then-current signature pages to the SutroVax Co-Sale Agreement and SutroVax Voting Agreement (as those terms are defined in the Notice of Call Option Grant governing the Call Option) and (b) if applicable, (i) an executed Consent of Spouse in the form of Exhibit D to the SutroVax Co-Sale Agreement and (ii) an executed Consent of Spouse in the form of Exhibit C to the SutroVax Voting Agreement, before submitting this Notice to the Company.

OPTIONEE INFORMATION: Please provide the following information about yourself (“Optionee”):

Name:	«Optionee»	Social Security Number:

Address:		Employee Number:

Email Address:

CALL OPTION INFORMATION: Please provide this information on the call option being exercised (the “Call Option”):

Grant No. «No»

Date of Grant: «Grant_Date»

Call Option Price per Share: $____

Total number of shares of Common Stock of SutroVax, Inc.

subject to the Call Option: «Total_Number_of_Options»

EXERCISE INFORMATION:

Number of shares of Common Stock of SutroVax, Inc. for which the Call Option is now being exercised [________________]. (These shares are referred to below as the “Purchased Shares.”)

Total Exercise Price Being Paid for the Purchased Shares: $____________

Form of payment enclosed [check all that apply]:

☐	Check for $____________, payable to “SUTRO BIOPHARMA, INC.”

☐	Wire transfer for $____________

☐	Certificate(s) for ________________ shares of Common Stock of SutroVax, Inc. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]

AGREEMENTS, REPRESENTATIONS AND ACKNOWLEDGMENTS OF OPTIONEE: By signing this Call Option Exercise Notice and Agreement, Optionee hereby agrees with, and represents to, the Company as follows:

14.	Terms Governing. I acknowledge and agree with the Company that I am acquiring the Purchased Shares by exercise of this Call Option subject to all other terms and conditions of the Notice of Call Option Grant and the Company’s 2017 Call Option Plan, as it may be amended (the “Plan”).

15.	Investment Intent; Securities Law Restrictions. I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from such registration requirement and that the Purchased Shares must be held by me indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required. I acknowledge that the Company is under no obligation to register the Purchased Shares under the Securities Act or under any other securities law.

16.	Accredited Investor. I hereby represent and warrant to the Company that I am an “accredited investor” under state and federal securities laws and the regulations under those laws, and I have completed the Accredited Investor Questionnaire attached hereto as Exhibit A.

17.	Restrictions on Transfer.

(a) Rule 144. I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder (including Rule 144 under the Securities Act described below “Rule 144”)) or of any other applicable securities laws. I am aware of Rule 144, which permits limited public resales of securities acquired in a non-public offering, subject to satisfaction of certain conditions, which include (without limitation) that: (a) certain current public information about the Company is available for a specified period of time; (b) the resale occurs only after the holding period required by Rule 144 has been met; (c) the sale occurs through an unsolicited “broker’s transaction”; and (d) the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(b) Agreement to Enter into Co-Sale and Voting Agreements. I agree to enter into and execute (i) the SutroVax Co-Sale Agreement and the SutroVax Voting Agreement and (ii) a Consent of Spouse in the form of Exhibit D to the SutroVax Co-Sale Agreement and a Consent of Spouse in the form of Exhibit C to the SutroVax Voting Agreement, in each case concurrently with my exercise of the Call Option. I acknowledge that by entering into the SutroVax Co-Sale Agreement, I will be subjecting the Purchased Shares to the rights of first refusal, co-sale rights and all the other provisions of the SutroVax Co-Sale Agreement, and that by entering into the Voting Agreement, I will be subjected to voting and other obligations and covenants regarding all SutroVax, Inc. shares I own and all other provisions of the SutroVax Voting Agreement.

18.	Access to Information; Understanding of Risk in Investment. I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares. I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

19.	Other Restrictions. I acknowledge and consent to all restrictions, including transfer restrictions, in Section 11 of the Plan.

20.	Form of Ownership. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership of the Purchased Shares that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement.

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21.	Investigation of Tax Consequences. I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.

22.	Other Tax Matters. I agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board, officers or employees related to tax liabilities arising from my options or my other compensation.

23.	Spouse Consent. I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

24.	Tax Withholding. As a condition of exercising this Call Option, I agree to make adequate provision for foreign, federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Call Option, or disposition of the Purchased Shares, whether by withholding, direct payment to the Company, or otherwise.

The undersigned hereby executes and delivers this Call Option Exercise Notice and Agreement and agrees to be bound by its terms.

SIGNATURE:	DATE:
«OPTIONEE»

ACCEPTED BY:

Sutro Biopharma, Inc.

By

Title

DATE:
TIME:

[Signature Page to Sutro Biopharma, Inc. Call Option Exercise Notice and Agreement]

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EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to determine whether you are an “accredited investor” under state and federal securities laws and the regulations under those laws with respect to the issuance of equity shares of SutroVax, Inc. by Sutro Biopharma, Inc. (the latter, the “Company”). Your answers will be kept confidential at all times. However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration or qualification requirements under federal and state securities laws.

1.	CONTACT INFORMATION

Full Legal Name of Investor:

Address (including zip code):

Phone Number: (_____) ______-__________                Fax Number: (_____) ______-___________

E-mail Address: ______________________________________

2.	DEFINITION OF “ACCREDITED INVESTOR”

The definition of “accredited investor” within the meaning of the Securities and Exchange Commission Rule 501 of Regulations D, as presently in effect, includes, for example, (i) any person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase of securities exceeds $1,000,000, excluding the value of that person’s primary residence and (ii) any person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. If any of the below apply to you please initial here_________. Please indicate the number(s) of the basis for your status as an “accredited investor” as stated below.

1	Your individual net worth, or your joint net worth with your spouse, exceeds $1,000,000, excluding the value of your primary residence.

2	You personally have had an individual income in excess of $200,000 in each of the two (2) most recent years and you reasonably expect an income in excess of $200,000 in the current year.

3	Your joint income with your spouse is in excess of $300,000 in each of the two (2) most recent years and you reasonably expect a joint income in excess of $300,000 in the current year.

The information provided in this Questionnaire is true and complete as of the date provided below in all material respects and the undersigned recognizes that the Company is relying on the truth and accuracy of such information.

Date:
(Signature)
Name:
(Please Print or Type)

SUTRO BIOPHARMA, INC.

2017 CALL OPTION PLAN

NOTICE OF CALL OPTION GRANT

The individual listed below (“Participant”) has been granted the Call Option set forth below on the terms and conditions set forth in this Notice of Call Option Grant (this “Notice”) and the Sutro Biopharma, Inc. 2017 Call Option Plan (the “Plan”) by Sutro Biopharma Inc., a Delaware corporation. The terms defined in the Plan shall have the same defined meanings in this Notice.

Grant Number:

Date of Grant:

Participant Name:

Number of Shares of Common Stock of SutroVax Subject to Call Option (the “Subject Shares”):

Exercise Price:

Vesting Start Date:	January 1, 2017

Vesting Schedule:	Except as otherwise determined by the Administrator, and provided that a Participant is in Continuous Service Status on each of the following dates, 25% of the Call Option shall vest on each of the following dates: January 1, 2017; January 1, 2018; January 1, 2019; and January 1, 2020.

Call Option Expiration Date:	As provided in Section 5(c)(i) of the Plan.

Call Option Exercise Window:	The period commencing on October 1 and ending on December 31 of each calendar year.

Restrictions on Transfer of Subject Shares:	As a material inducement and consideration for Sutro Biopharma to enter into this Notice, Participant hereby delivers a duly authorized and executed copy of the Joinder Agreement attached hereto as Exhibit A, pursuant to which Participant (a) agrees to enter into and become a party to (i) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 3, 2017, by and among SutroVax and certain stockholders and other investors in SutroVax, as such may be amended and/or restated from time to time, or any other agreement that is a successor to or replacement of such agreement (collectively, the “SutroVax Co-Sale Agreement”) (and to subject the Subject Shares to the rights of first refusal held by SutroVax and other SutroVax investors thereunder and the co-sale rights of other investors thereunder), and (ii) the Amended and Restated Voting Agreement, dated as of March 3, 2017, by and among SutroVax and certain stockholders and other investors in SutroVax, as such may be amended and/or restated from time to time, or any other agreement that is a successor to or replacement of such agreement (collectively, the “SutroVax Voting Agreement’) (pursuant to which Participant would agree to vote all Subject Shares held by Participant for the election of directors and in favor of certain material transactions (such as mergers or sales of SutroVax)) and deliver to SutroVax signature pages thereto, and (b) if applicable, agrees to deliver to SutroVax (i) an executed Consent of Spouse in the form of Exhibit D to the SutroVax Co-Sale Agreement and (ii) an executed Consent of Spouse in the form of Exhibit C to the SutroVax Voting Agreement, in each case at the time of exercising this Call Option and as a condition to such exercise.

This Notice shall not be effective unless and until this Notice is signed by Participant and representatives of Sutro Biopharma and returned to Sutro Biopharma. A copy of this Notice and the Plan shall be provided to Participant.

Participant hereby acknowledges receipt of a copy of this Notice and a copy of the Plan and agrees that Participant accepts the grant of the Call Option subject to all of the terms set forth in this Notice and the Plan (which is incorporated herein by this reference), which together constitute the entire agreement of the parties and supersede in their entirety all prior undertakings, understandings and agreements of Sutro Biopharma and Participant with respect to the subject matter hereof.

[Signature page follows]

This Notice has been executed and agreed to by the parties as of the date or dates set forth below.

PARTICIPANT	SUTRO BIOPHARMA, INC.

By:
Signature
Title:
Print Name

Date:	Date:

[Signature page to Sutro Biopharma, Inc. Notice of Call Option Grant]

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is made and entered into as of [            ], 2017 (the “Effective Date”) by and among [            ] (“Participant”), Sutro Biopharma, Inc., a Delaware corporation (“Sutro Biopharma”), and SutroVax, Inc., a Delaware corporation (“SutroVax”).

WHEREAS, Sutro Biopharma previously purchased Three Million (3,000,000) shares of Common Stock of SutroVax (the “Purchased Shares”) pursuant to that certain Common Stock Purchase Agreement (the “Purchase Agreement”) dated as of December 12, 2013 by and between Sutro Biopharma and SutroVax.

WHEREAS, Sutro Biopharma has granted to Participant the option (the “Call Option”) to purchase [            ] of the Purchased Shares (the “Call Option Shares”) pursuant to the terms of (i) the Sutro Biopharma, Inc. 2017 Call Option Plan and (ii) that certain Notice of Call Option Grant dated on or about the date hereof by and between Participant and Sutro Biopharma.

WHEREAS, in connection with the grant of the Call Option to Participant, (i) SutroVax desires to consent to and waive any rights of first refusal with respect to the grant of the Call Option to Participant and, upon the exercise of the Call Option by Participant, the purchase of the Call Option Shares by Participant, and (ii) Participant has agreed to, upon exercise of the Call Option by Participant, (a) be bound by and subject to all of the provisions of the Purchase Agreement and (b) become party to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 3, 2017, by and among SutroVax and certain stockholders and other investors in SutroVax, as such may be amended and/or restated from time to time, or any other agreement that is a successor to or replacement of such agreement (collectively, the “SutroVax Co-Sale Agreement”) and that certain Amended and Restated Voting Agreement, dated as of March 3, 2017, by and among SutroVax and certain stockholders and other investors in SutroVax, as such may be amended and/or restated from time to time, or any other agreement that is a successor to or replacement of such agreement (collectively, the “SutroVax Voting Agreement,” and together with the SutroVax Co-Sale Agreement, the “Stockholder Agreements”).

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Consent to Grant of Call Option. SutroVax consents to and waives any rights of first refusal, whether under the Purchase Agreement, the Stockholder Agreements or otherwise, with respect to the grant of the Call Option to Participant and, upon the exercise of the Call Option by Participant, to the purchase of the Call Option Shares by Participant.

2. Joinder.

2.1 Participant agrees to, upon exercise of the Call Option by Participant, be bound by and subject to all of the provisions of the Purchase Agreement, including, without limitation, the right of first refusal and lock-up agreement set forth therein, and hereby makes the investment representations listed on Exhibit A to the Purchase Agreement to the Company as of the date of this Agreement.

2.2 Participant agrees to, upon exercise of the Call Option by Participant, be subject to all the rights and obligations of a “Key Common Holder” under the SutroVax Co-Sale Agreement and to be bound by and subject to all of the provisions thereof.

2.3 Participant agrees to, upon exercise of the Call Option by Participant, be subject to all the rights and obligations of a “Key Common Holder” under the SutroVax Voting Agreement and to be bound by and subject to all of the provisions thereof.

2.4 Participant hereby agrees to deliver to SutroVax, upon exercise of the Call Option by Participant (i) a duly executed counterpart signature page to each Stockholder Agreement (attached as Exhibit A) and (ii) if Participant is married at such time, (a) an executed Consent of Spouse in the form of Exhibit D to the SutroVax Co-Sale Agreement and (b) an executed Consent of Spouse in the form of Exhibit C to the SutroVax Voting Agreement.

2.5 Participant hereby acknowledges receipt of true and complete copies of the Purchase Agreement and each of the Stockholder Agreements.

3. General Provisions.

3.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

3.2 Assignment; Binding Upon Successors and Assigns. No party may assign any of its respective rights or obligations under this Agreement without the written consent of the other parties to such assignment. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, heirs, executors, administrators and legal representatives.

3.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms.

3.4 Expenses. Each party will bear its respective legal, auditors’, investment bankers’ and financial advisors’ fees and other expenses incurred with respect to this Agreement and the transactions contemplated hereby.

3.5 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to Sutro Biopharma, with a copy to Fenwick & West LLP, Attention: Effie Toshav, 1191 Second Avenue, 10th Floor, Seattle, WA 98101.

3.6 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.

3.7 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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3.8 Counterparts: Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

3.9 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

3.10 Entire Agreement. This Agreement, the Purchase Agreement, the Stockholder Agreements and all other documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Effective Date.

SUTRO BIOPHARMA, INC.	PARTICIPANT

By:
Name:
Title:
Address:	Address:

SUTROVAX, INC.

By:
Name:
Title:
Address:

LIST OF EXHIBITS

Exhibit A:    Signature Pages to Stockholder Agreements

[SIGNATURE PAGE TO JOINDER AGREEMENT]

EXHIBIT A

Signature Pages to Stockholder Agreements

KEY COMMON HOLDER

Name:

(Signature)

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

KEY COMMON HOLDER

Name:

(Signature)

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)